Exhibit 99.1

Akorn Acquires Three Branded Ophthalmic Products from Merck

LAKE FOREST, Ill.--(BUSINESS WIRE)--November 15, 2013--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today announced that it has acquired from Merck (NYSE: MRK), the U.S. rights to three branded ophthalmic products, including those product rights obtained through the acquisition of Inspire Pharmaceuticals, Inc., a subsidiary of Merck, for $52.8 million in cash. Products included in this transaction are AzaSite®, COSOPT® and COSOPT® PF. In addition, Akorn has signed a two-year supply agreement with Merck as well as a transition services agreement with customary terms. Akorn plans to ship COSOPT® and COSOPT® PF immediately upon close and expects to begin shipping AzaSite® in the first quarter of 2014.

"We are excited to announce this transaction which will further expand Akorn’s position as a leader in U.S. ophthalmology products," said Raj Rai, CEO, Akorn. “The addition of these branded products to Akorn’s portfolio strengthens our business and leverages our existing ophthalmic sales force and physician relationships.”

“The decision to divest a portion of our ophthalmics business in the U.S. is part of our ongoing strategy to sharpen our commercial focus and improve our operational effectiveness,” said Jay Galeota, president, Hospital and Specialty Care at Merck. “This transaction provides products that complement Akorn’s portfolio and is designed to ensure continued access for physicians and patients to these medicines in the U.S.”

Rationale for the Transaction

The addition of these branded products to Akorn’s ophthalmic portfolio is expected to elevate Akorn’s reputation with prescribers and leverage Akorn’s existing ophthalmic sales force and physician relationships. This strategic acquisition is also expected to provide a platform to support future acquisitions and in-licensing of branded ophthalmic products.

Financial Impact of the Transaction

This transaction is expected to add approximately $34 million to $38 million in revenues and approximately $0.09 to $0.11 of non-GAAP adjusted net income per diluted share in 2014.

About the Products

AzaSite® (azithromycin ophthalmic solution) 1% is a prescription sterile eye drop solution used to treat bacterial conjunctivitis, an infection of the eye caused by susceptible isolates of the following microorganisms: CDC coryneform group G1, Haemophilus influenza, Staphylococcus aureus, Streptococcus mitis group, and Streptococcus pneumonia . AzaSite® is protected by four patents that were recently upheld by the district court of New Jersey. Although an appeal has been filed with the Federal Circuit, generic entry is currently barred until the patent expiration in 2019.
(1 Efficacy for this organism was studied in fewer than 10 infections.)

COSOPT® (dorzolamide hydrochloride and timolol maleate ophthalmic solution) is a prescription sterile eye drop solution that is used to lower the pressure in the eye (intraocular pressure) in people with open-angle glaucoma or ocular hypertension, when their eye pressure is too high and beta-adrenergic blocker medicines alone have not adequately lowered the pressure.

COSOPT® PF (dorzolamide hydrochloride - timolol maleate ophthalmic solution) 2%/0.5% is a preservative-free prescription sterile eye drop solution that is supplied in sterile, single-use containers. COSOPT® PF is used to lower the pressure in the eye (intraocular pressure) in people with open-angle glaucoma or ocular hypertension, when their eye pressure is too high and beta-adrenergic blocker medicines alone have not adequately lowered the pressure. Cosopt® PF is protected by New Product Exclusivity which provides a barrier to generic entry until 2015.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey and Paonta Sahib, India where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future acquisitions or agreements, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measure

In addition to providing financial information in accordance with U.S. generally accepted accounting principles (GAAP), the Company is also providing Adjusted net income per diluted share, which is a non-GAAP financial measure. Since Adjusted net income per diluted share is a non-GAAP financial measure, it should not be used in isolation or as a substitute for GAAP financial measures. In addition, the Company’s definition of Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  The recorded provision for income taxes
  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, settlement of product liability warranty and deferred financing cost amortization
  Other adjustments, such as legal settlements and various acquisition related expenses
  Less an estimated cash tax provision.

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that Adjusted net income per diluted share is a meaningful financial indicator, to both Company management and investors, in that it excludes non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance. Adjusted net income per diluted share provides the Company and investors with income figures that would be expected to be more aligned with cash flows than GAAP net income per share, which includes a number of non-cash income and expense items.

While the Company uses Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes this non-GAAP financial measure to be useful to investors in evaluating the Company’s performance, this financial measure has certain shortcomings. Adjusted net income per share does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. Due to the inherent limitations of this non-GAAP financial measure, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted net income per diluted share and encourages investors to do likewise.

CONTACT:
At the Company:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6150